Exhibit 1.1

VERSES AI INC.

2,750,000 Units

AGENCY AGREEMENT

April 23, 2025

Clear Street LLC

4 World Trade Center

150 Greenwich St., Floor 45

New York, NY 10007

U.S.A.

A.G.P. Canada Investments ULC

5063 North Service Road, Suite 100

Burlington, Ontario L7L 5H6

Canada

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, NY 10022

U.S.A.

Ladies and Gentlemen:

VERSES AI Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), confirms its agreement with Clear Street LLC (“Clear Street”) and A.G.P. Canada Investments ULC (“AGP”) (collectively, the “Agents”), acting severally and not jointly, for whom Clear Street and AGP are acting as representatives (in such capacity, the “Representatives”), with respect to the offer through the Agents for sale directly by the Company on a “reasonable best efforts” basis, of the respective numbers of units of the Company (the “Units”) (the “Offered Securities”).Each Unit shall be comprised of (i) one class A subordinate voting share of the Company (each a “Unit Share”) and (ii) one half of one transferable class A subordinate voting share purchase warrant (each whole warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one class A subordinate voting share (each, a “Warrant Share”) at an exercise price of CDN $5.00 per Warrant Share for a period of three (3) years following the Closing Date (as defined herein). The Warrants shall be subject to the terms of the Warrant Indenture (as hereinafter defined). The description of the Warrants herein is a summary only and is subject to the specific attributes and provisions set forth in the Warrant Indenture. In case of any inconsistency between the description of the Warrants in this Agreement and the terms of the Warrants set forth in the Warrant Indenture, the provisions of the Warrant Indenture will govern. As used in this Agreement, the term (i) “Securities” means the Units, Unit Shares, Warrants, and Warrant Shares, and (ii) “Warrant Indenture” means the warrant indenture to be entered into on or before the Closing Date between the Warrant Agent (as defined herein) and the Company in relation to the Warrants, as amended from time to time.

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The Company has filed a final short form base shelf prospectus (such final short form base shelf prospectus together with all documents incorporated therein by reference, is hereinafter referred to as the “Canadian Base Prospectus”), dated September 26, 2024, qualifying the distribution of up to US$100,000,000 aggregate principal amount of class A subordinate voting shares (the “Subordinate Voting Shares”), warrants, units, and subscription receipts of the Company (collectively, the “Shelf Securities”) with the British Columbia Securities Commission (the “Reviewing Authority” or the “BCSC”) and the other Canadian Qualifying Authorities (as defined below); the Reviewing Authority has issued a decision document under Multilateral Instrument 11-102 – Passport System (a “Decision Document”) in respect of the Canadian Base Prospectus. The Company is qualified to distribute the Shelf Securities in each of the provinces and territories of Canada, other than Québec (collectively, the “Canadian Qualifying Jurisdictions”) under the Canadian Base Prospectus pursuant to Canadian Securities Laws (as defined below), including the rules and procedures established pursuant to National Instrument 44-101 – Short Form Prospectus Distributions and National Instrument 44-102 – Shelf Distributions (together, the “Canadian Shelf Procedures”). The Canadian final prospectus supplement relating to the offering of the Units, which includes the pricing and other information, to be dated the date hereof and filed with the Reviewing Authority in accordance with the Canadian Shelf Procedures, together with the Canadian Base Prospectus, including all documents incorporated therein by reference, is hereinafter referred to as the “Canadian Final Prospectus.” The Company shall also file with the Reviewing Authority a final prospectus supplement to the Canadian Base Prospectus (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Warrant Prospectus”) relating to the issuance of the Warrant Shares upon exercise of the Warrants (it being understood and agreed to by the Agents that the Canadian Warrant Prospectus will not be filed in respect of, and will not qualify any distribution of, the Warrant Shares upon the exercise of the Warrants in any province or territory of Canada).

The Company meets the general eligibility requirements for use of Form F-10 under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”) for the purposes of the offering of Securities. The Company has filed with the Commission a registration statement on Form F-10 (No. 333-282301) in respect of the Shelf Securities and has filed an appointment of agent for service of process upon the Company on Form F-X (the “Form F-X”) with the Commission in conjunction with the filing of such registration statement (such registration statement, including the Canadian Base Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission and including the exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, are hereinafter referred to as the “Registration Statement”); the base prospectus relating to the Shelf Securities contained in the Registration Statement at the time the registration statement became effective, including all documents incorporated therein by reference, is hereinafter referred to as the “U.S. Base Prospectus”; and the U.S. final prospectus supplement relating to the offering of the Securities to be filed with the Commission pursuant to General Instruction II.L of Form F-10 under the Securities Act, including all documents incorporated therein by reference, together with the U.S. Base Prospectus (which consists of the Canadian Base Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, and all documents incorporated therein by reference therein), is hereinafter referred to as the “U.S. Prospectus”. The Company shall also file with the Commission pursuant to General Instruction II.L of Form F-10 under the Securities Act a final prospectus supplement (the “U.S. Warrant Supplement”) to the U.S. Base Prospectus (including all documents incorporated therein by reference, together with the U.S. Base Prospectus, the “U.S. Warrant Prospectus”) relating to the issuance of the Warrant Shares upon exercise of the Warrants.

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As used herein, “Base Prospectuses” shall mean, collectively, the Canadian Base Prospectus and the U.S. Base Prospectus; and “Final Prospectuses” shall mean, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus. Any reference in this Agreement to the Registration Statement, the Base Prospectuses, the Final Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectuses, the General Disclosure Package (as defined below), the Canadian Warrant Prospectus, the U.S. Warrant Prospectus, the Final Prospectuses shall include all documents subsequently filed or furnished by the Company with or to the Canadian Qualifying Authorities (as defined below) and the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	Definitions. Capitalized terms used but not defined above shall have the following meanings in this Agreement:

(a)	“Active Subsidiaries” means collectively, VERSES Technologies USA, Inc., VERSES Logistics Inc., VERSES, Inc., VERSES Global B.V., VERSES Operations Canada Inc., VERSES Realities Inc., VERSES Health Inc. and VERSES Solutions Inc.

(b)	“Agent for Service” shall have the meaning ascribed thereto in Section 17 (a).

(c)	“Agents’ Fee” shall have the meaning ascribed thereto in Section 3 (f)(i).

(d)	“Agreements and Instruments” shall have the meaning ascribed thereto in Section 2 (z).

(e)	“Anti-Corruption Laws” shall have the meaning ascribed thereto in Section 2 (bbb).

(f)	“Applicable Time” means 11:30 p.m. New York City time, on April 23, 2025 or such other time as agreed by the Company and the Representatives.

(g)	“broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

(h)	“Business Assets” shall have the meaning ascribed thereto in Section 2 (nn).

(i)	“Canadian Qualifying Authorities” shall have the meaning ascribed thereto in Section 2 (a).

(j)	“Canadian Securities Laws” means all applicable securities laws in each of the Canadian Qualifying Jurisdictions and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the applicable securities commission or securities regulatory authority in each such jurisdiction.

(k)	“Cboe” means the Cboe Canada Exchange.

(l)	“CDS” shall have the meaning ascribed thereto in Section 3 (d).

(m)	“CFPOA” shall have the meaning ascribed thereto in Section 2 (bbb).

(n)	“Closing Date” shall have the meaning ascribed thereto in Section 3 (c).

(o)	“Company IP” means the Intellectual Property that is necessary and material to the business of the Company as presently conducted or as proposed to be conducted (and as described in the Registration Statement, the General Disclosure Package and the Final Prospectuses) and that is owned by and has been developed by or for, or is being developed by or for, the Company, other than Licensed IP.

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(p)	“Compensation Warrant Certificates” means the definitive certificates representing the Compensation Warrants, in a form to be agreed upon by the Company and the Agents, each acting reasonably.

(q)	“Compensation Warrants” shall have the meaning ascribed thereto in Section 3 (f)(ii).

(r)	“Compensation Warrant Shares” shall have the meaning ascribed thereto in Section 3 (f)(ii).

(s)	“Covered Activity” shall have the meaning ascribed thereto in Section 2 (zzz).

(t)	“Defaulted Securities” shall have the meaning ascribed thereto in Section 11 (a).

(u)	“DTC” shall have the meaning ascribed thereto in Section 3 (d).

(v)	“Emerging Growth Company” shall have the meaning ascribed thereto in Section 2 (e).

(w)	“Employee Plans” shall have the meaning ascribed thereto in Section 2 (dd).

(x)	“FCPA” shall have the meaning ascribed thereto in Section 2 (bbb).

(y)	“FINRA” shall have the meaning ascribed thereto in Section 2 (hh).

(z)	“General Disclosure Package” means the U.S. Base Prospectus, including all documents incorporated or deemed to be incorporated by reference therein, together with the pricing information, identified in Schedule B hereto.

(aa)	“Governmental Authority” shall have the meaning ascribed thereto in Section 2 (z).

(bb)	“IFRS” shall have the meaning ascribed thereto in Section 2 (h).

(cc)	“Intellectual Property” means any of the following, as they exist anywhere in the world, whether registered or unregistered, all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including Trade Secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), Software, inventions, designs and other industrial or intellectual property of any nature whatsoever.

(dd)	“IT Systems and Data” shall have the meaning ascribed thereto in Section 2 (xxx).

(ee)	“Leased Premises” means premises which are material to the Company and which the Company occupies as tenant.

(ff)	“Licensed IP” means the Intellectual Property that is necessary and material to the business of the Company as presently conducted or as proposed to be conducted (and as described in the Registration Statement, the General Disclosure Package and the Final Prospectuses) and that is owned by any person other than the Company and for which the Company is licensed to practice or use.

(gg)	“Material Adverse Change” shall have the meaning ascribed thereto in Section 2 (n).

(hh)	“Material Adverse Effect” shall have the meaning ascribed thereto in Section 2 (k).

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(ii)	“Money Laundering Laws” shall have the meaning ascribed thereto in Section 2 (ccc).

(jj)	“NI 41-101” shall have the meaning ascribed thereto in Section 4(p)(i).

(kk)	“NI 51-102” shall have the meaning ascribed thereto in Section 2 (a).

(ll)	“OFAC” shall have the meaning ascribed thereto in Section 2 (ddd).

(mm)	“President’s List” shall have the meaning ascribed thereto in Section 3 (f)(i).

(nn)	“Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(oo)	“Sanctions” shall have the meaning ascribed thereto in Section 2 (ddd).

(pp)	“Sanctioned Country” shall have the meaning ascribed thereto in Section 2 (ddd).

(qq)	“Securities Laws” means collectively, Canadian Securities Laws, U.S. Securities Laws and all applicable securities laws, rules, regulations, policies and other instruments promulgated by the securities regulators or other securities regulatory authorities in the Selling Jurisdictions.

(rr)	“Selling Jurisdictions” means, collectively, each of the Canadian Qualifying Jurisdictions, the United States, and any other jurisdictions outside of Canada and the United States as mutually agreed to by the Company and the Agents.

(ss)	“Software” means any computer software programs, source code, object code, databases, data and documentation, including, without limitation, any computer software programs that incorporate and run pricing models, formula and algorithms.

(tt)	“Trade Secrets” means any trade secrets, research records, processes, procedures, manufacturing formula, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosure and improvements thereto.

(uu)	“U.S. Securities Laws” means all applicable securities legislation in the United States, including, without limitation, the Securities Act, the Exchange Act, the U.S. Sarbanes-Oxley Act of 2002, as amended, including the applicable rules and regulations of the Commission thereunder, and any applicable U.S. state securities laws.

(vv)	“Warrant Agent” shall have the meaning ascribed thereto in Section 2 (ttt).

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2.	Representations and Warranties. The Company represents and warrants to each Agent as of the date hereof, the Applicable Time, and the Closing Date (as defined below), and agrees with each Agent, as follows:

(a)	Registration Statement and Prospectuses. The Registration Statement has become effective pursuant to Rule 467(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission and the Receipt has been obtained from the Reviewing Authority in respect of the Canadian Base Prospectus. No order or action that would have the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any Canadian securities regulatory authority in any of the Canadian Qualifying Jurisdictions (collectively, the “Canadian Qualifying Authorities”) and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by any Canadian Qualifying Authority; and any request made to the Company on the part of any Canadian Qualifying Authorities for additional information has been complied with in all material respects. The Canadian Warrant Prospectus and the Canadian Final Prospectus, and any amendments or supplements thereto, at the time of filing thereof, will each comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Warrant Prospectus and the Canadian Final Prospectus, as of the date of the Canadian Warrant Prospectus and Final Prospectus, and any amendments or supplements thereto and at the Closing Date, each will not, include any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Warrant Prospectus and the Canadian Final Prospectus, and any amendments or supplements thereto, at the time of filing thereof and at the Closing Date, will each constitute, full, true and plain disclosure of all material facts relating to the Securities. All forward-looking information (as defined in National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”)) and statements of the Company contained in the Registration Statement, the General Disclosure Package or the Final Prospectuses and the assumptions underlying such information and statements, subject to any qualifications contained therein, including any forecasts and estimates, expressions of opinion, intention and expectation, as at the time they were or will be made, were or will be made on reasonable grounds after due and proper consideration and were or will be truly and honestly held and fairly based.

(b)	Accurate Disclosure. (i) Each document, if any, filed, furnished, or delivered, or to be filed, furnished, or delivered, pursuant to (A) Canadian Securities Laws and incorporated by reference in the Canadian Warrant Prospectus and Canadian Final Prospectus complied or will comply when so filed in all material respects with Canadian Securities Laws and (B) the Exchange Act and incorporated by reference in the General Disclosure Package or the U.S. Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement complies, and as amended or supplemented, if applicable, will comply, and the U.S. Final Prospectus and the U.S. Warrant Prospectus will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the General Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the U.S. Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) as of its date and as of the Closing Date, the U.S. Final Prospectus will not contain, and the U.S. Warrant Prospectus will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Form F-X conforms in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the U.S. Warrant Prospectus, the Canadian Warrant Prospectus or the Final Prospectuses (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Agent through the Representatives expressly for use therein.

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(c)	[Intentionally Omitted.]

(d)	[Intentionally Omitted.]

(e)	Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f)	Independent Accountants. Smythe LLP, who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses, is (i) an independent public accountant as required by the Securities Act and the Public Company Accounting Oversight Board, and (ii) independent with respect to the Company as required by applicable Canadian professional standards; and there has never been any reportable event (within the meaning of NI 51-102) between the Company and such accountants.

(g)	Audit Committee. The Company has a validly appointed audit committee whose composition and responsibilities satisfy the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and National Instrument 52-110 Audit Committees, and the audit committee of the Company operates in accordance with all material requirements of NI 52-110.

(h)	Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses, together with the related schedules and notes: (A) present fairly, in all material respects, the financial position of the Company and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the respective entities referred to in such financial statements for the periods specified in such financial statements, (B) have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”), applied on a consistent basis throughout the periods involved; (C) contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Company that are required to be disclosed in such Financial Statements; and (D) do not contain any misrepresentations as they relate to the Company with respect to the period covered by the financial statements. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the U.S. Final Prospectus under the Securities Act. No other financial statements, schedules or reconciliations of “non-IFRS financial measures” of the Company are required by applicable securities laws to be included in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

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(i)	Off-Balance Sheet Transactions. There are no material off-balance sheet transactions, arrangements, obligations or liabilities of the Company whether direct, indirect, absolute, contingent or otherwise that are required to be disclosed by applicable law and are not disclosed or reflected in the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

(j)	Accounting Policies. There has been no change in accounting policies or practices of the Company since December 31, 2024 except as disclosed in the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

(k)	Material Liabilities. Except as set out in the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses or as incurred in the ordinary course of business since December 31, 2024 and as would not individually or in the aggregate have a Material Adverse Effect, the Company does not have any outstanding indebtedness or any liabilities or obligations, whether accrued, absolute, contingent or otherwise as of the date of the applicable financial statements. The term “Material Adverse Effect” means an effect, change, event or occurrence that, alone or in conjunction with any other or others: (i) has or would reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company, whether or not arising in the ordinary course of business, or (ii) would result in the Canadian Final Prospectus or any amendment thereto containing a misrepresentation within the meaning of applicable Canadian Securities Laws.

(l)	Accounting Controls. The Company maintains effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) since the Commission declared the Registration Statement effective, and has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” within the meaning of such terms under National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings and is in compliance with the certification requirements thereof with respect to the Company’s annual and interim filings with the Canadian Qualifying Authorities. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(m)	Sarbanes-Oxley Act of 2002. The Company is and has been since the Commission declared the Registration Statement effective in compliance in all material respects with all applicable effective provisions of the U.S. Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

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(n)	No Material Adverse Change in Business. Except as otherwise stated therein in the Registration Statement, the General Disclosure Package or the Final Prospectuses, since December 31, 2024, (A) there has been no material adverse change in the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its securities, and (D) the Company has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material.

(o)	Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Province of British Columbia, and is and will at the Closing Date be current and up-to-date with all material filings required to be made in such jurisdiction, and has corporate power, capacity and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectuses and to enter into and perform its obligations under this Agreement and the Warrant Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(p)	No Proceedings for Dissolution. No act or proceeding, voluntary or otherwise, has been taken by or against the Company in connection with its liquidation, winding-up or bankruptcy, or to the knowledge of the Company, are pending.

(q)	Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectuses, the Company does not have any “subsidiaries”, is not “affiliated” with or a “holding corporation” of any other body corporate (within the meaning of those terms in the Business Corporations Act (British Columbia)), nor is it a partner of any partnerships or limited partnerships, and, the Company has no material shareholdings in any other corporation or business organization. The Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares and other voting securities of each Active Subsidiary, in each case, free and clear of all encumbrances, liens, mortgages, hypothecations, security interests, charges or adverse interests whatsoever, other than would not have a Material Adverse Effect, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Active Subsidiary of any of the shares or other securities of any Active Subsidiary, other than would not have a Material Adverse Effect. Each Active Subsidiary is a corporation incorporated, amalgamated, continued or organized and validly existing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has all requisite power, capacity and authority to carry on its business as now conducted in each of the jurisdictions in which it carries on any material business activity, and to own, lease or operate its material assets or properties, and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of such Active Subsidiaries.

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(r)	Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectuses under the caption “Consolidated Capitalization” (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Final Prospectuses or (C) pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Final Prospectuses). The outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares in the capital of the Company were issued in violation of the pre-emptive or other similar rights of any securityholder of the Company or other person. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company of any of the shares or other securities of the Company, or to require the Company to purchase, redeem or otherwise acquire any of the outstanding securities in the share capital of the Company. To the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company.

(s)	Form of Certificates. The form and terms of the certificate representing the Subordinate Voting Shares have been approved and adopted by the board of directors of the Company and the form and terms of the certificate representing the Subordinate Voting Shares do not and will not conflict with any applicable laws or the rules and by-laws of Cboe.

(t)	Exchange Listing and Compliance. The Subordinate Voting Shares are listed and posted for trading on Cboe, and the Company has applied to list the Unit Shares, the Warrant Shares, and the Compensation Warrant Shares on Cboe, subject to satisfaction of the customary conditions of listing approval. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Subordinate Voting Shares on or from Cboe.

(u)	No Cease Trade Orders. No order ceasing or suspending trading in securities of the Company or prohibiting the sale of securities by the Company has been issued by an exchange or securities regulatory authority, and no proceedings for this purpose have been instituted, or are, to the knowledge of the Company, pending, contemplated or threatened.

(v)	Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company. At the Closing Date, all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by the Company under Securities Laws necessary for the execution and delivery of this Agreement, the Warrant Indenture, and the Compensation Warrants, the creation, issuance and sale of the Warrants and the creation and issuance of the Compensation Warrants, and the consummation of the transactions contemplated hereby and thereby, will have been made or obtained, as applicable (other than the filing of reports required under applicable Securities Laws within the prescribed time periods, which documents shall be filed as soon as practicable after the Closing Date and, in any event, within such deadline imposed by applicable Securities Laws).

(w)	Valid and Binding Document. This Agreement, the Warrant Indenture, and the Compensation Warrant Certificates have been or will be duly authorized, executed and delivered by the Company and constitute or will constitute a legal, valid and binding obligation of, and is or will be enforceable against, the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that the ability to sever unenforceable terms may be limited by applicable law.

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(x)	Authorization and Description of Securities. The Unit Shares and the Warrant Shares, and the Compensation Warrant Shares, to be issued as described in this Agreement and the General Disclosure Package have been duly authorized and reserved for issuance and sale, as applicable, to purchasers pursuant to this Agreement and the Warrant Indenture, as applicable, and, when issued and delivered by the Company pursuant to this Agreement and the Warrant Indenture, as applicable, against payment of the consideration set forth herein and therein, as applicable, will be validly issued and fully paid and non-assessable; and, the issuance of the Unit Shares and the Warrant Shares, and the Compensation Warrant Shares, is not subject to the pre-emptive or other similar rights of any securityholder of the Company or other person, other than as disclosed to the Agents and in respect of which enforceable waivers have been received by the Company. The Subordinate Voting Shares conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Final Prospectuses and such description conforms to the rights set forth in the instruments defining the same.

(y)	Absence of Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Company or any other agreement or option, for the issue or allotment of any unissued shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

(z)	Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its articles, notice of articles, or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which either of them may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Authority”), except, in the case of (B) or (C), for such default or violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Warrant Indenture and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Final Prospectuses (including the issuance and sale of the Securities) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, security interests, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority.

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(aa)	Reporting Requirements. The Company is a “reporting issuer” under the securities laws of each of the Canadian Qualifying Jurisdictions and is not on the list of defaulting reporting issuers maintained by the Canadian Qualifying Authorities in each such province or territory that maintains such a list; the Company files reports with the Commission pursuant to Section 15(d) of the Exchange Act; the Company is in compliance, in all material respects, with its continuous and timely disclosure obligations under Securities Laws and under the rules and regulations of Cboe and has filed all documents required to be filed by it with the Canadian Qualifying Authorities under applicable Canadian Securities Laws and with the Commission under U.S. Securities Laws; the Company has not filed any confidential material change reports with any of the Canadian Qualifying Authorities that remain confidential at the date hereof; and the Company has filed a current annual information form in the form prescribed by NI 51-102 in each of the Canadian Qualifying Jurisdictions in which it was required to do so in accordance with Canadian Securities Laws prior to the date of this Agreement. The Company is eligible to use the Canadian Shelf Procedures and Form F-10 for the distribution of the Securities. The Company has complied with all Securities Laws required to be complied with by the Company to qualify the distribution of the Offered Securities through registrants registered in the applicable categories under Securities Laws in each of the Canadian Qualifying Jurisdictions and the United States, except for the filing of the Canadian Final Prospectus with the Canadian Qualifying Authorities and the U.S. Final Prospectus with the Commission.

(bb)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Authority now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to result in a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Final Prospectuses, include ordinary routine litigation incidental to the business, properties and assets of the Company and would not reasonably be expected to result in a Material Adverse Effect.

(cc)	Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect. The Company is not a party to or bound by any collective agreement and is not currently conducting negotiations with any labor union or employee association. The Company is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and have not and are not engaged in any unfair labor practice.

(dd)	Benefit Plans. The Registration Statement, the General Disclosure Package and the Final Prospectuses disclose, to the extent required by applicable Securities Laws, the Company’s agreements, plans or practices relating to the payment of any management, consulting, service or other fees or any bonuses, pensions, share of profits or retirement allowance, insurance, health or other employee benefits or any plan for retirement, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (“Employee Plans”). The Company has made available to the Agents true and complete copies of documents, contracts and arrangements relating to the Employee Plans. The Employee Plans have been established, operated in the ordinary course and administered in all material respects in accordance with their terms and applicable laws. No Employee Plan is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended.

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(ee)	Executive Compensation. The directors and “named executive officers” (as defined under Canadian Securities Laws) of the Company and their compensation arrangements with the Company, whether as directors, officers or employees of the Company, are as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

(ff)	No Dividends. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, the Company has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Subordinate Voting Shares or securities or agreed to do any of the foregoing. There are no restrictions upon or impediment to, the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company in the constating documents or in any Agreements and Instruments.

(gg)	Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectuses or to be filed as exhibits to the Registration Statement which (a) have not been so described and filed as required or (b) in the case of exhibits to the Registration Statement, will be so filed prior to the Closing Date.

(hh)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Canadian Securities Laws, the rules of Cboe, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(ii)	[Intentionally Omitted.]

(jj)	Real Property. The Company does not own or have any right, title or interest whatsoever in any real property (other than as provided pursuant to a lease agreement or similar).

(kk)	Leased Premises. The Company has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company occupies the Leased Premises is in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement, and the completion of the transactions described herein by the Company, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases.

(ll)	Intellectual Property.

(i)	The Company is the owner of and possesses all right, title and interest in and to all Company IP, or has a license or right to use all of the Licensed IP, such Intellectual Property being all the material Intellectual Property that is used by the Company in connection with its businesses and operations as presently conducted or proposed to be conducted, with good and marketable title or valid licenses thereto, free and clear of all Liens and subject to the terms and conditions of the licenses;

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(ii)	To the knowledge of the Company, the Company has taken all commercially reasonable steps to validly maintain, and has not taken any steps that could constitute abandonment of, the Company IP, including paying all necessary fees and filing all appropriate registrations, affidavits and renewals with the appropriate Governmental Authority;

(iii)	The Company has entered into valid and enforceable written agreements pursuant to which the Company has been granted all licenses and permissions to use, reproduce, sub-license, sell, modify, update, enhance or otherwise exploit any Licensed IP to the extent required to operate all material aspects of the business of the Company, as currently conducted and proposed to be conducted;

(iv)	To the knowledge of the Company, for all of the Company IP owned by the Company that was created by employees in the course of their employment or by contractors, those employees or contractors have transferred and assigned all of their rights in and to such Company IP to the Company pursuant to written assignment agreements (including as part of their employment or contractor agreements) and have waived their moral rights and rights of a similar nature in and to such Intellectual Property;

(v)	Each employee of and contractor to the Company has signed a confidentiality and non-disclosure agreement (including as part of their employment or contractor agreements) and, to the knowledge of the Company, there have not been any breaches of such confidentiality and non-disclosure agreements and the employment of any employee or the retainer of any consultant of the Company does not, to the knowledge of the Company, violate any non-disclosure or non-competition agreement between any employee or consultant and a third party;

(vi)	Except for such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis, the Company has performed all material obligations imposed upon it pursuant to all licenses, sublicenses, distributor agreements, and other agreements under which the Company is either a licensor, licensee or distributor, relating to the Company IP or the Licensed IP, all of which are valid, enforceable and in full force and effect and which contain (as applicable) terms and conditions prohibiting the unauthorized use, reproduction, disclosure, reverse engineering or transfer of such Intellectual Property, and to the knowledge of the Company, no other party thereto is in breach of or default thereunder in any material respect, nor is there any event which with notice or lapse of time or both would constitute a material default thereunder;

(vii)	Other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, or would not have a Material Adverse Effect, to the knowledge of the Company, none of the Company IP or the Licensed IP, the business operations, or the products or services owned, used, developed, sold, provided, imported, made, licensed or otherwise exploited by the Company, infringes upon or otherwise violates any Intellectual Property rights of others;

(viii)	Other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, or would not have a Material Adverse Effect, to the knowledge of the Company, none of the Company IP or the Licensed IP is subject to any outstanding order, and no claims are pending or have been threatened in the preceding two year period, which: (A) challenge the validity, enforceability, use, ownership or right in or to any such Intellectual Property, (B) allege that the operation of the Company’s business as now conducted infringes or otherwise violates any Intellectual Property right or other proprietary rights(s) of a third party, and the Company has no knowledge of any facts which would form a valid basis for any such claim; or (C) contest the right of the Company to sell, license or use any material products or services of the Company;

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(ix)	Other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, or would not have a Material Adverse Effect, to the knowledge of the Company, no person is infringing upon or otherwise violating the Company IP or the Licensed IP and the Company has not brought or threatened any action, suit or proceeding for unauthorized use, disclosure, infringement or misappropriation of such Intellectual Property or breach of any license or agreement involving such Intellectual Property against any third party;

(x)	The Company has taken all commercially reasonable actions to maintain and protect each item of the Company IP, including taking all commercially reasonable actions and precautions to protect the secrecy, confidentiality and value of its Trade Secrets and the proprietary and confidential nature and value of its Intellectual Property;

(xi)	All copies of Software distributed in connection with the business of the Company have been distributed solely in object form, and each copy so distributed is the subject of a valid, existing and enforceable license agreement; the Company has in its possession copies of source code for all Software owned by it, and each of them has treated all Software as confidential and proprietary business information, and has taken all reasonable steps to protect the same Trade Secrets, such source code is fully documented in a manner that a reasonably skilled programmer could understand, modify, compile and otherwise utilize all aspects of the related computer programs without reference to other sources of information; and

(xii)	The Company has not used open source software in any manner where such use would require disclosure or distribution in source code form, require the licensing thereof for the purpose of making derivative works, impose any restriction on the consideration to be charged for the distribution thereof, create, or purport to create, obligations for the Company with respect to Intellectual Property owned by either of them or grant, or purport to grant, to any third party, any rights or immunities under Intellectual Property owned by the Company, or impose any other material limitation, restriction or condition on the rights of the Company with respect to use or distribution. With respect to any open source software that is or has been used by the Company in any way, such use has been and is in compliance with all applicable licenses with respect thereto.

(mm)	Purchases and Sales. Except as publicly disclosed by the Company (including as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses), the Company has not approved and has not entered into any agreement in respect of:

(i)	the purchase of any material business assets or any interest therein, or the sale, transfer or other disposition of any material business assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares, or otherwise;

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(ii)	the change of control (by sale or transfer of Subordinate Voting Shares or sale of all or substantially all of the assets of the Company or otherwise) of the Company; or

(iii)	a proposed or planned disposition of Subordinate Voting Shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding Subordinate Voting Shares.

(nn)	Title to Business Assets. Subject to Subsection 2(ll) titled “Intellectual Property” above, the Company has good, valid and marketable title to and has all necessary rights in respect of all of its tangible and intangible property and assets owned (either directly or indirectly), leased, licensed or loaned, relating to, being developed or used by the Company including all hardware components and Company IP owned or used by the Company in connection with the design, production and supply of products and services by the Company (the “Business Assets”) as owned, leased, licensed, loaned or used by it or over which it has rights, free and clear of encumbrances, other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, and no other rights or Business Assets are necessary for the conduct of the business of the Company as currently conducted or as proposed to be conducted, the Company knows of no claim or basis for any claim that might or could have a Material Adverse Effect on the rights of the Company to use, transfer, license, sell, operate or otherwise exploit such Business Assets and the Company does not have any obligation to pay any commission, license fee or similar payment to any person in respect thereof, other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

(oo)	Regulatory Approvals and Authorizations. The Company has obtained and is in compliance with all regulatory approvals, licenses, consents, permits, certificates, registrations, filings and authorizations under all applicable laws in the jurisdictions in which it carries on business in all material respects, to permit it to conduct its business as currently conducted or proposed to be conducted. The Company has obtained all necessary regulatory approvals and is in compliance in all material respects with all applicable laws and regulations, including, without limitation, laws related to digital content, import and export requirements, anticorruption, foreign exchange controls and cash repatriation restrictions, data privacy, anti-competition, environmental law and health and safety.

(pp)	Operation of the Business. All material agreements with third party contractors for the provision of equipment or services in connection with the business of the Company has been entered into and are being performed by the Company and, to the knowledge of the Company, by all other third parties thereto, in compliance with their terms.

(qq)	Business Relationships. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any material adverse modification or material change in, the business relationship of the Company with any strategic partner, supplier or customer, or any group of suppliers or customers whose business with the Company are individually or in the aggregate, material to the assets, business, properties, operations or financial condition of the Company. All such business relationships are intact, and as far as the Company is aware, there exists no condition or state of fact or circumstances that would prevent the Company from conducting such business with any such strategic partner, supplier or customer, or group of suppliers or customers in the same manner in all material respects as currently conducted or proposed to be conducted.

(rr)	Export Approvals. The Company does not conduct any export transactions and is not subject to any import/export controls in the countries in which the Company conducts business, including all applicable United States export and re-export controls. The Company is not required to obtain any export or import licenses, license exceptions or other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Authority for the export, import and re-export of products, services, software and technologies in the countries in which the Company conducts business.

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(ss)	Data Security. The Company has made backups of all material Software and databases used by it and maintains such backups at a secure off-site location. The Company has taken commercially reasonable steps to: (i) maintain the integrity and security of its systems and network infrastructure in connection with the collection, transmission and storage of electronic data, including video and imagery, (ii) block the distribution of sensitive imagery which may be harmful to or breach the security interests of any country, and (iii) protect the information technology and communication systems used in connection with its operations and business from contamination, corruption, computer viruses, firewall breaches, sabotage, hacking or other software routines or hardware components that would permit material unauthorized access or the unauthorized disablement, theft or erasure of its information technology systems, communication systems, imagery, products or Software. The Company has disaster recovery and security plans and procedures in place and, to the knowledge of the Company, there have been no material unauthorized intrusions or breaches of the security of the information technology or communication systems used in connection with their operations and business.

(tt)	Privacy Protection. The Company has security measures and safeguards in place to protect personal information it collects from customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Company has complied in all material respects with all applicable privacy and consumer protection legislation and neither has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in a manner that contravenes applicable privacy and consumer protection laws in any material respect. The Company has taken commercially reasonable steps to protect personal information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

(uu)	Product Recalls. The Company has not received any notice or communication from any customer or Governmental Authority alleging a material defect or claim in respect of any products supplied or sold by the Company to a customer and, to the knowledge of the Company, there are no circumstances that would give rise to any reports, recalls, public disclosure, announcements or customer communications that are required to be made by the Company in respect of any products supplied or sold by the Company.

(vv)	Research and Development. To the knowledge of the Company, all product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Company in connection with their business is being conducted in accordance, in all material respects, with all industry, management and training standards applicable to the Company’s current and proposed business, and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(ww)	Environmental and Workplace Laws. The Company is currently in compliance in all material respects with any and all applicable federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment or environmental issues (including air, surface, water and stratospheric matters), pollution or protection of human health and safety; and there are no pending or, to the knowledge of the Company, any threatened, administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any environmental laws. The facilities and operations of the Company is currently being conducted, and to the knowledge of the Company have been conducted, in all material respects in accordance with all applicable workers’ compensation and health and safety and workplace laws, regulations and policies.

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(xx)	Payment of Taxes. Except as would not constitute a Material Adverse Effect, all federal, provincial, state and foreign income tax returns of the Company required by law to be filed have been filed (in Canada, the United States and otherwise) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. Except as would not constitute a Material Adverse Effect, all tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate Governmental Authorities, all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading and no assessment in connection therewith has been made against the Company. Except as would not constitute a Material Adverse Effect, to the knowledge of the Company, there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Company. Except as would not constitute a Material Adverse Effect, there are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Company. Except as would not constitute a Material Adverse Effect, the Company has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets and properties of the Company (other than liens for taxes that are not yet due and payable or that are being contested in good faith), and, to the knowledge of the Company, there are no audits pending of the tax returns of the Company (whether federal, state, provincial, local or foreign) and there are no claims which have been asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any material deficiency.

(yy)	Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company is not in default in any respect with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim within the appropriate time therefor. There are no circumstances under which the Company would be required to or, in order to maintain its coverage, to give any notice to the insurers under any such insurance policy which has not been given. The Company has not received notice from any of the insurers regarding cancellation of such insurance policy or been denied any insurance coverage which it has sought or for which it has applied.

(zz)	Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, or the manner in which such proceeds are temporarily held pending expenditure, will not be registered or required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aaa)	Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act or Canadian Securities Laws.

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(bbb)	Foreign Corrupt Practices Act. None of the Company, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or the Corruption of Foreign Public Officials Act (Canada), as amended (the “CFPOA”), or any other applicable anti-bribery or anti-corruption laws (the “Anti-Corruption Laws”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), or any “foreign public official” (as such term is defined in the CFPOA), or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance, in all material respects, with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ccc)	Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), those of Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and the applicable the money laundering statutes of all other jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ddd)	OFAC. None of the Company, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company is an individual or entity, or is more than 50 percent owned in the aggregate by or acting on behalf of one or more persons that are, currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, agent, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

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(eee)	Unlawful Payment. Neither the Company nor to the knowledge of the Company, any employee or agent of the Company, has made any unlawful contribution or other payment to any official of, or candidate for, any Canadian or United States federal, state, provincial or municipal office or any similar office of any other country, or failed to disclose fully any contribution, in violation of any law, or made any payment to any federal, provincial, state or municipal governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws.

(fff)	No Transfer Taxes or Other Fees. No stamp or other issuance or transfer taxes or duties, levies, deductions, or charges are payable by, or required to be withheld on behalf of, the Agents to Canada or any political subdivision or taxing authority thereof or therein in connection with (1) the execution, delivery or performance of this Agreement or (2) the issuance, sale or delivery of the Securities to the purchasers that are U.S. residents; assuming that the Agents are not otherwise subject to taxation in Canada, no capital gains, income or other taxes are payable by or on behalf of the Agents to Canada or any political subdivision or taxing authority thereof or therein in connection with (1) the execution, delivery or performance of this Agreement or (2) the issuance, sale or delivery of the Securities to purchasers that are U.S. residents.

(ggg)	Related Party Transactions. There are no business relationships or related-party transactions involving the Company, or any other person required by applicable Securities Laws to be described in the Registration Statement, the General Disclosure Package and the Final Prospectuses that have not been described as required. To the Company’s knowledge, none of the directors, officers or employees of the Company, or any associate or affiliate of the Company, has any interest, direct or indirect, in any transaction with the Company that materially affects, is material to, or would reasonably be expected to materially affect, the Company. Except for wages, salaries and other compensation-related payments in the ordinary course, and other than as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectuses, the Company is not indebted to: (i) any director, officer or shareholder of the Company; (ii) any individual related to any of the foregoing by blood, marriage or adoption; or (iii) any corporation controlled, directly or indirectly, by any one or more of those persons referred to in this Section 2(ggg). None of those persons referred to in this Section 2(ggg) is indebted to the Company. The Company is not currently a party to any material contract, agreement or understanding with any officer, director, employee, shareholder or any other person not dealing at arm’s length with the Company other than employment agreements.

(hhh)	Jurisdiction. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Canada and the laws of the Province of British Columbia. The Company has the power to submit, and has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.
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(iii)	Lending and Other Relationships. The Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Agent.

(jjj)	Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectuses are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(kkk)	Rating. The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act).

(lll)	Material Transactions. Except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses or for discussions or negotiations in the ordinary course of business, the Company is not currently party to any agreement in respect of: (i) the purchase of any material assets and properties or any interest therein or the sale, transfer or other disposition of any material assets and properties or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise; or (ii) the change of control of the Company (whether by sale or transfer of shares or sale of all or substantially all of the assets and properties of the Company or otherwise).

(mmm)	Contracts. All material Agreements and Instruments are in full force and effect and are valid and enforceable by and against the Company, in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that the ability to sever unenforceable terms may be limited by applicable law. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material Agreements and Instruments referred to or described in Registration Statement, the General Disclosure Package or the Final Prospectuses, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except as would not, singly or in the aggregate, result in a Material Adverse Effect. The Company has performed all material obligations in a timely manner under each material Agreement and Instrument. The Company is not in violation, breach or default nor has it received any notification from any party claiming that the Company is in breach, violation or default under any material Agreement and Instrument and no other party, to the knowledge of the Company, is in breach, violation or default of any term under any material Agreement and Instrument.

(nnn)	No Loans. The Company has not made any loans to or guaranteed the material obligations of any person, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, and in compliance with all applicable Securities Laws including, but not limited to, the U.S. Sarbanes-Oxley Act of 2002, as amended.

(ooo)	Directors and Officers. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectuses, none of the directors or officers of the Company are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

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(ppp)	Minute Books and Records. The minute books and records of the Company made available to counsel for the Agents in connection with their due diligence investigation of the Company for the period from April 1, 2022 to the date hereof are all of the minute books and records of the Company and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Company to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Company to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Agents or which are not material in the context of the Company.

(qqq)	Fees. Other than the Agents and any selling group members, and as contemplated in Schedule B hereto, there is no person acting or purporting to act at the request or on behalf of the Company that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement.

(rrr)	Entitlement to Proceeds. Other than the Company, there is no person that is or will be entitled to demand the proceeds of the offering of the Securities.

(sss)	Eligible Investment. The Securities will at the Closing Date qualify as eligible investments as described in the Registration Statement, the General Disclosure Package and the Final Prospectuses under the heading “Eligibility for Investment” and the Company will not take or permit any action within its control which would cause the Securities to cease to be qualified, during the period of distribution of the Securities, as eligible investments to the extent so described in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

(ttt)	Transfer Agents; Warrant Agent. Endeavor Trust Corporation, at its principal offices in Vancouver, British Columbia, has been duly appointed as the registrar and transfer agent for the Subordinate Voting Shares in Canada. Endeavor Trust Corporation, at its principal office in Vancouver, British Columbia (the “Warrant Agent”), will be, at the Closing Date, duly appointed as warrant agent with respect to the Warrants.

(uuu)	Significant Acquisitions. The Company has not completed any “significant acquisition” nor has it entered into a binding agreement in respect of any “probable acquisition” (as such terms are defined in NI 51-102) and no proposed acquisition has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high such that Canadian Securities Laws would require the inclusion or incorporation by reference of any additional financial statements or pro forma financial statements in the Prospectus or the filing of a Business Acquisition Report pursuant to Canadian Securities Laws.

(vvv)	Short Form Eligible. The Company is eligible to file a short form prospectus in each of the Canadian Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Units that will not have been filed as required.

(www)	Compliance with Laws. The Company has complied, or will have complied, in all material respects with all relevant statutory and regulatory requirements in connection with the Offering required to be complied with prior to the Closing Date. The Company is not aware of any legislation or proposed legislation, which it anticipates will have a Material Adverse Effect on the offering of the Securities.

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(xxx)	Cybersecurity. There has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology of the Company (collectively, “IT Systems and Data”) and the Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data. The Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(yyy)	Artificial Intelligence. The Company and its Active Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, documented internal policies and contractual obligations relating to artificial intelligence. Notwithstanding the generality of the foregoing, the Company and its Active Subsidiaries are taking or have taken all reasonably necessary actions to prepare to comply with the European Union Artificial Intelligence Act (and other applicable laws and regulations with respect to artificial intelligence that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability). Neither the Company nor any of its Active Subsidiaries, (i) has received written notice of any actual or potential liability of the Company or its Active Subsidiaries from any governmental or regulatory agencies or bodies (except as would not be material to the Company and its Active Subsidiaries, taken as a whole) under or relating to, or actual or potential violation by the Company or any of its Active Subsidiaries of, any of such laws and regulations; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action by or mandated by any governmental or regulatory agency or body pursuant to any of such laws and regulations; or (iii) is a party to any order, decree, or agreement with any governmental or regulatory agency or body that imposed any obligation or liability under any of such laws and regulations.

(zzz)	Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in U.S. Department of Treasury 31 C.F.R. § 850.209. The Company does not have any joint ventures that engage in or plan to engage in any “covered activity”, as that term is defined in U.S. Department of Treasury 31 C.F.R. § 850.208 (“Covered Activity”). The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(aaaa)	Full Disclosure. The Company has not withheld and will not withhold from the Agents prior to the Closing Date, any material facts known to the Company relating to the Company or the offering of the Securities.

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(bbbb)	Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby subject to the qualifications and limitations set out in such certificates.

3.	Deliveries on Filing and Related Matters.

(a)	Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to offer and sell the Units to purchasers on the Closing Date, at the price per Initial Unit set forth in Schedule B. The Agents’ obligations under this Agreement in respect of the Units shall be several and not joint nor joint and several..

(b)	[Intentionally Omitted.]

(c)	Payment. Payment of the purchase price for, and delivery of, the Units in electronic or certificated form shall be made electronically, or in such other manner as shall be agreed upon by the Representatives and the Company, at 8:00 a.m. (New York City time) on the first (second, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”). Delivery of the Units on the Closing Date shall be made as set forth in Section 3(d). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives of the Securities in electronic or certificated form to be purchased.

(d)	Delivery of Securities. At the Closing Date, the Company shall duly and validly deliver to the Agents confirmation of an electronic deposit of the Unit Shares and Warrants with The Depository Trust Company (“DTC”) or (in the event that the Warrants are not eligible for settlement in DTC at the Closing Date, the Warrants shall be delivered through CDS Clearing and Depositary Services Inc. (“CDS”) through the non-certificated inventory system of CDS, and the Company covenants and agrees to use commercially reasonable efforts to make the Warrants eligible for deposit with DTC as soon thereafter as reasonably possible), or as otherwise directed by the Representatives in writing, against payment by the Agents to the Company, at the direction of the Company, by wire transfer of an amount equal to the aggregate purchase price for the Units being issued and sold hereunder less the Agents’ Fee and all of the estimated out-of-pocket expenses of the Agents payable by the Company to the Agents in accordance with Section 5 hereof.

(e)	Restrictions. Each of the Agents covenants and agrees with the Company that (i) any offers or sales of the Securities in Canada will be conducted through the Agents, or one or more affiliates of the Agents or investment dealers or brokers, in all cases, duly registered in compliance with Canadian Securities Laws, and (ii) offers and sales of the Securities in the United States will be made only to “qualified institutional buyers”, as such term is defined in Rule 144A under the Securities Act.

(f)	Agent Compensation. At the Closing Date, the Company shall deliver to the Agents the Agents’ Fee (as defined below), and the Compensation Warrant Certificates, registered in the name of each Agent, or as directed by the Representatives.

(i)	Agents’ Fee. In consideration of the Agreement of the Agents to offer the Units for sale by the Company to the public pursuant to the Registration Statement, the General Disclosure Package and the Final Prospectuses, the Company will pay to the Agents, at the Closing Date, a cash fee equal to 7.0% of the aggregate gross proceeds received from the sale of the Units to purchasers (the “Agents’ Fee”). The Agents’ Fee shall be payable to the Agents at the Closing Date. The Agents’ Fee shall be reduced to 2.0% in respect to the portion of aggregate gross proceeds of the offering attributable to purchasers identified by the Company (the “President’s List”). The President’s List shall be in a maximum amount of CDN$9,400,000 of the gross proceeds of the offering of the Securities.

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(ii)	Compensation Warrants. As additional consideration for the Agents’ services in assisting in the preparation and completion of the offering of the Securities contemplated by this Agreement and all other matters in connection with the issue and sale of the Securities, the Company hereby agrees to issue to the Agents that number of compensation warrants (the “Compensation Warrants”) as is equal to 3.5% of the aggregate number of Units sold under the offering to purchasers. Each Compensation Warrant shall be exercisable for three (3) years following the Closing Date, to acquire one Subordinate Voting Share (a “Compensation Warrant Share”) at an exercise price equal to CDN$5.00, subject to adjustment in certain events. The number of Compensation Warrants shall be reduced to 2.0% in respect to the portion of aggregate gross proceeds of the offering attributable to purchasers on the President’s List. The Compensation Warrants will provide for “cashless” exercise if no registration statement is effective upon exercise, customary anti-dilution provisions (for share dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.).

4.	Covenants of the Company. The Company covenants with each Agent, and acknowledges that the Agents are relying on such covenants, as follows:

(a)	Compliance with Securities Regulations and Commission Requests. During the period beginning on the date of this Agreement and ending on the latest of the Closing Date, and the expiry of the period in which a prospectus is required by law to be delivered by the Agents or a dealer in connection with the distribution of Securities contemplated by the Final Prospectuses: (i) to make no further amendment or supplement to the Registration Statement or any amendment or supplement to the Final Prospectuses without the consent of the Representatives unless in the opinion of counsel for the Company such amendment or supplement is required by law; (ii) to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Final Prospectuses has been filed and to furnish the Representatives with copies thereof; (iii) to file promptly all reports required to be filed by the Company with the Canadian Qualifying Authorities to comply with Canadian Securities Laws, with the Commission to comply with U.S. Securities Laws, and with Cboe to procure and ensure the continued listing of the Subordinate Voting Shares thereon subsequent to the date of the Canadian Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; (iv) to provide the Representatives, upon request, with a copy of such reports and statements and other documents as are filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act or pursuant to the Canadian Securities Laws and to promptly notify the Agents of such filing; (v) to advise the Representatives, promptly after it receives notices thereof, of (y) any request by the Canadian Qualifying Authorities or the Commission to amend or supplement the Registration Statement, the Canadian Base Prospectus, the Canadian Warrant Prospectus, the U.S. Warrant Prospectus, the U.S. Base Prospectus, the Canadian Final Prospectus, or the U.S. Prospectus, or for additional information with respect thereto, or (z) the issuance by the Commission or the Canadian Qualifying Authorities of any stop order suspending the effectiveness of the Registration Statement or the Final Prospectuses, respectively, or the institution or threatening of any proceeding for any such purpose; (vi) to advise the Representatives promptly after it becomes aware of any event which could reasonably be likely to require the making of any change in the Final Prospectuses, if any, then being used so that the Final Prospectuses would (y) constitute full, true and plain disclosure of all material facts relating to the Securities and (z) not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish promptly to the Representatives, at the Company’s expense, such amendments or supplements to the Final Prospectuses, as may be necessary to reflect any such change and (vii) in the event the Commission shall issue any order suspending the effectiveness of the Registration Statement or the Canadian Qualifying Authorities shall issue any cease trading order, promptly to use its reasonable commercial efforts to obtain the withdrawal of such order at the earliest practicable moment; and to use its reasonable commercial efforts to prevent the issuance of any such order.

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(b)	Continued Compliance with Securities Laws. To comply with the requirements of the Canadian Shelf Procedures and file the Canadian Final Prospectus with the Canadian Qualifying Authorities on the earlier of the first date the Canadian Final Prospectus is delivered to the Agents and the day which is two (2) business days following the date of this Agreement, and to comply with General Instruction II.L of Form F-10 and file the U.S. Prospectus with the Commission one (1) business day following the filing of the Canadian Final Prospectus with the Canadian Qualifying Authorities. If during the period in which a prospectus is required by law to be delivered by an Agent or a dealer in connection with the distribution of Securities contemplated by the Final Prospectuses, any event shall occur that makes any statement made in the Registration Statement, the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus, or the Canadian Final Prospectus, untrue or that as a result of which, in the reasonable opinion of the Agents or counsel for the Agents, it becomes necessary to amend or supplement the Registration Statement in order to make the statements therein not misleading, or the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus or the Canadian Final Prospectus in order to (i) constitute full, true and plain disclosure of all material facts required to be stated therein; and (ii) make the statements therein, in the light of the circumstances in which they are made, not misleading, or, if it is necessary at any time to amend or supplement the Registration Statement, the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus, or the Canadian Final Prospectus, to comply with any applicable law, the Company promptly will prepare and file with the Commission and the Canadian Qualifying Authorities, and furnish at its own expense to the Representatives, an appropriate amendment to the Registration Statement or supplement to the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus, or the Canadian Final Prospectus, so that the Registration Statement as so amended or the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus or the Canadian Final Prospectus, as so amended or supplemented will (i) constitute full, true and plain disclosure of all material facts required to be stated therein; and (ii) not, in the light of the circumstances when it is so delivered, be misleading, or so that the Registration Statement, the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus or the Canadian Final Prospectus will comply with such law. Before amending the Registration Statement, or amending or supplementing the U.S. Warrant Prospectus, the Canadian Warrant Prospectus, the U.S. Prospectus or the Canadian Final Prospectus, the Company will furnish the Representatives with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which the Representatives reasonably objects.

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(c)	General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the U.S. Prospectus is not yet available and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Securities Act, the Exchange Act and Canadian Securities Law, the Company promptly will either (i) prepare, file with the Commission and the Canadian Qualifying Authorities (if required) and furnish to the Agents and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Canadian Qualifying Authorities (if required) and the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law the Securities Act, the Exchange Act and Canadian Securities Law, as applicable.

(d)	Blue Sky Qualifications. The Company will use its reasonable commercial efforts, in cooperation with the Agents, to qualify the Securities for offering and sale under the applicable securities laws of such states (to the extent required) and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)	Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(f)	Reporting Requirements. The Company will use its commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions or the requirements of U.S. Securities Laws in the United States, until the expiry date of the Warrants, provided that the foregoing requirement is subject to the obligations of the directors to comply with their fiduciary duties to the Company. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with (i) the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and (ii) the BCSC and other applicable Canadian Qualifying Authorities pursuant to Canadian Securities Laws.

(g)	Listing. The Company will use its reasonable commercial efforts to effect and maintain the listing of the Subordinate Voting Shares (including the Subordinate Voting Shares constituting a portion of the Securities) on Cboe or such other recognized stock exchange or quotation system as the Agents may approve, acting reasonably, until the expiry date of the Warrants, provided that the foregoing requirement is subject to the obligations of the directors to comply with their fiduciary duties to the Company and except in connection with a bona fide take-over bid made to all shareholders of the Company or similar business combination transaction.

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(h)	Validly Issued Securities. The Company will ensure that: (i) at the Closing Date, provided it receives payment therefor, the Unit Shares have been validly issued and are outstanding as fully-paid and non-assessable Subordinate Voting Shares; (ii) at the Closing Date, the Warrants are duly and validly created, authorized and issued and shall have attributes corresponding in all material respects to the description set forth in the Warrant Indenture; (iii) at all times prior to the expiry date of the Warrants, a sufficient number of Warrant Shares are allotted and reserved for issuance upon the exercise of the Warrants; (iv) the Warrant Shares issuable upon the exercise of the Warrants shall, upon issuance in accordance with the terms thereof, including payment of the exercise price therefor, be duly issued as fully paid and non-assessable Subordinate Voting Shares; (v) at the Closing Date, the Compensation Warrants are duly and validly created, authorized and issued and shall have attributes corresponding in all material respects to the description set forth in the Compensation Warrant Certificates; (vi) at all times prior to the expiry date of the Compensation Warrants, a sufficient number of Compensation Warrant Shares are allotted and reserved for issuance upon the exercise of the Compensation Warrants; and (vii) the Compensation Warrant Shares issuable upon the exercise of the Compensation Warrants shall, upon issuance in accordance with the terms thereof, including payment of the exercise price therefor, be duly issued as fully paid and non-assessable Subordinate Voting Shares.

(i)	Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Final Prospectuses under “Use of Proceeds.” Pending the expenditure of the net proceeds for such purposes, the Company will hold such net proceeds solely in instruments that do not constitute “investment securities” within the meaning of the Investment Company Act of 1940, as amended.

(j)	Standstill. During a period of 15 days from the Closing Date, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, hypothecate, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Subordinate Voting Shares or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Subordinate Voting Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Subordinate Voting Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to: (A) the Securities to be sold hereunder; (B) any Subordinate Voting Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security in each case outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package or the Final Prospectuses; (C) any Subordinate Voting Shares issued or options to purchase Subordinate Voting Shares or other awards redeemable or exchangeable for Subordinate Voting Shares granted pursuant to existing employee benefit plans or equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package or the Final Prospectuses; (D) any Subordinate Voting Shares issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package or the Final Prospectuses; (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto; (F) pursuant to an offering of securities of the Company to a strategic investor or investors by way of private placement; (G) the issuance of securities by the Company in connection with acquisitions in the normal course of business, not to exceed 10% of the issued and outstanding Subordinate Voting Shares; or (H) the issuance of securities of the Company pursuant to contractual obligations existing as of the date hereof. The Company will not qualify a prospectus under Canadian Securities Laws or file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is not permitted pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or with the prior written consent of the Representatives.

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(k)	Consents and Approvals. The Company will have made or obtained, as applicable, at or prior to the Closing Date, all consents, approval, permits, authorizations or filings as may be required by the Company under Securities Laws necessary for the consummation of the transactions contemplated herein, other than customary post-closing filings required to be submitted within the applicable time frame pursuant to Securities Laws, “blue sky laws” in the United States and the rules of Cboe.

(l)	Closing Conditions. The Company will have, at or prior to the Closing Date, fulfilled or caused to be fulfilled, each of the conditions set out in Section 6 hereof to be fulfilled by the Company.

(m)	Lock-Ups. At or prior to the Closing Date, the Company shall use commercially reasonable efforts to cause each of the directors and senior officers of the Company listed on Schedule C hereto to enter into a lock-up undertaking in favor of the Agents pursuant to which such person (and each of such person’s associates and affiliates) shall agree for so long as such person is a director and/or a senior officer not to, directly or indirectly offer, sell, contract to sell, transfer, pledge, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap, or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, or announce any intention to do any of the foregoing, any Subordinate Voting Shares, or securities convertible into, exchangeable for, or otherwise exercisable to acquire Subordinate Voting Shares, other than (a) with the prior written consent of the Agents, (b) upon the exercise of previously issued options or other convertible securities, (c) transfers among the director’s or senior officer’s affiliates for tax or other planning purposes; or (d) a tender or sale by the director or senior officer of securities of the Company in or pursuant to an acquisition, take-over bid, business combination, merger or similar transaction involving a change of control of the Company.

(n)	[Intentionally Omitted.]

(o)	Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 15-day restricted period referred to in Section 4(j).

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5.	Payment of Expenses.

(a)	Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of each the Canadian Warrant Prospectus, the U.S. Warrant Prospectus, and the Final Prospectuses and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to purchasers, (iii) the preparation, issuance and delivery of any certificates for the Securities to the purchasers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) if required, the qualification of the Securities under securities laws in accordance with the provisions of Section 4(d) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto (a copy of which will be provided to the Company), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred (if any) in connection with the listing of the Unit Shares, the Warrant Shares, and the Compensation Warrant Shares on Cboe, and (x) the reasonable and documented out-of-pocket expenses of the Agents (including the fees of their counsel up to a maximum of U.S. $275,000, exclusive of disbursements and applicable taxes). The Agents’ estimated expenses may be deducted from the gross proceeds otherwise payable to the Company pursuant to Section 3 hereof, and such Agents’ expenses will be payable by the Company to the Agents, at the Closing Date upon receiving particulars regarding such expenses or upon receipt of an invoice from the Agents in respect thereof. Notwithstanding the foregoing, any advance received by the Agents will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A), if applicable.

(b)	Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse the Agents for all of their reasonable and documented out-of-pocket expenses, but in no event greater than U.S. $275,000.

6.	Conditions of Agents’ Obligations. The obligations of the several Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)	Effectiveness of Registration Statement. No stop order or cease trade order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectuses, the Canadian Warrant Prospectus, the U.S. Warrant Prospectus, or the Final Prospectuses, or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission and/or similar proceedings by any Canadian Qualifying Authority, and the Final Prospectuses shall have been filed with the Commission and the Canadian Qualifying Authorities, if and as applicable, within the applicable time period prescribed for such filing by, and in compliance with, the Securities Laws. All requests for additional information on the part of any Canadian Qualifying Authority and the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

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(b)	Opinions of Counsel for Company. At the Closing Date, the Agents shall have received (i) the opinion and negative assurance letter, each dated the Closing Date, of Sheppard Mullin Richter and Hampton LLP, U.S. counsel for the Company, and (ii) the opinion dated the Closing Date of DuMoulin Black LLP, Canadian counsel for the Company (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to counsel to the Agents as to the qualification of the Units for sale to the public and as to other matters governed by the laws of jurisdictions in Canada other than the provinces of Canada in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public and exchange officials or of the auditor or transfer agent of the Company), each in form and substance reasonably satisfactory to the Representatives.

(c)	Opinion of Counsel for Agents. At the Closing Date, the Agents shall have received the negative assurance letter, dated the Closing Date, of Troutman Pepper Locke LLP, U.S. counsel for the Agents. The Company shall have furnished to Agents’ counsel such documents as they may reasonably request for the purpose of enabling them to issue their negative assurance letter.

(d)	Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectuses, any Material Adverse Change, and the Agents shall have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects (or, as regards specific representations and warranties if qualified by materiality, in all respects) with the same force and effect as though expressly made at and as of the Closing Date, except for such representations and warranties which are in respect of a specific date in which case such representations and warranties will be true and correct in all material respects (or, as regards specific representations and warranties if qualified by materiality, in all respects) after giving effect to the transactions contemplated hereby, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of the Canadian Warrant Prospectus, the U.S. Warrant Prospectus or the Final Prospectuses or having the effect of ceasing or suspending trading in the Securities or prohibiting the sale of Securities has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)	Accountant’s Comfort Letter. At the time of filing of the Canadian Final Prospectus, the Agents shall have received from Smythe LLP, the accountants for the Company, a comfort letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to agents with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectuses.

(f)	Bring-down Comfort Letter. At the Closing Date, the Agents shall have received from Smythe LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date for procedures referred to therein shall be brought down to a date not more than three business days prior to the Closing Date.

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(g)	Approval of Listing. At the Closing Date, the Subordinate Voting Shares shall be listed on Cboe, and the Unit Shares, the Warrant Shares, and the Compensation Warrant Shares shall have been approved for listing on Cboe subject only to satisfaction of customary post-closing conditions imposed by Cboe in similar circumstances.

(h)	Lock-up Agreements. At the time of the execution of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the directors, officers and such other persons or entities listed in Schedule C hereto.

(i)	Chief Accounting Officer’s Certificate. At the time of the execution of this Agreement, the Agents shall have received a certificate of the Chief Accounting Officer of the Company substantially in the form of Exhibit B hereto, dated the Closing Date, certifying certain financial information set forth in the Registration Statement, General Disclosure Package and the Final Prospectuses.

(j)	Secretary’s Certificate. At the Closing Date, the Agents shall have received a certificate of the Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(k)	Good Standing Certificate. The Agents shall have received certificates of status and/or compliance, where issuable under applicable law, for the Company, dated within one business day prior to the Closing Date.

(l)	Warrant Indenture. The Agents shall have received an executed copy of the Warrant Indenture.

(m)	Transfer Agent Certificate. The Agents shall have received, at the Closing Date, a certificate from Endeavor Trust Corporation as to the number of Subordinate Voting Shares issued and outstanding as at the end of business day on the trading date prior to the Closing Date.

(n)	[Intentionally Omitted.]

(o)	Additional Documents. At the Closing Date, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Agents.

(p)	Termination of Agreement. The Agents shall not have exercised any rights of termination set forth in the Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 2, 7, 8, 9, 13, 14, 15, 16 and 21 shall survive any such termination and remain in full force and effect.

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7.	Indemnification.

(a)	Indemnification of Agents. The Company agrees to indemnify and hold harmless each Agent, its affiliates (as such term is defined in Rule 405 under the Securities Act (each, an “Affiliate”)), any selling agents, and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim (but excluding loss of profits and other consequential damages), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the U.S. Warrant Prospectus, the General Disclosure Package or the U.S. Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in the U.S. Warrant Prospectus, or the U.S. Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim (but excluding loss of profits and other consequential damages), arising out of any misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Final Prospectus or any amendment or supplement thereto;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information provided in writing by the Agents to the Company for use in connection with the U.S. Warrant Prospectus, the General Disclosure Package, the U.S. Prospectus, or the Canadian Final Prospectus.

(b)	Indemnification of Company, Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Final Prospectus, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to the information provided in writing by the Agents to the Company for use in connection with the U.S. Warrant Prospectus, the General Disclosure Package, the U.S. Prospectus, or the Canadian Final Prospectus.

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(c)	Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

8.	Contribution.

(a)	Allocation of Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)	Relative Benefits. The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total agents’ fee received by the Agents, on the other hand, in each case as set forth on the cover of the Final Prospectuses, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Final Prospectuses.

(c)	Relative Fault. The relative fault of the Company, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)	Not Pro Rata. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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(e)	Compensation Cap. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the agent compensation received by such Agent in connection with the offer and sale of the Offered Securities.

(f)	No Entitlement to Contribution. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)	Persons with Contribution Rights. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Agent’s Affiliates and selling agents shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Final Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

9.	Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Agent or its Affiliates or selling agents, any person controlling any Agent, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

10.	Termination of Agreement.

(a)	Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectuses, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States, Canada or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, including a widespread outbreak of epidemic illnesses, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Offered Securities, (iii) if there has been any inquiry, action, suit, investigation or other proceeding in relation to the Company or any of the directors or senior officers of the Company, whether formal or informal (including matters of regulatory transgression or unlawful conduct), commenced, threatened or publicly announced or any order is made under or pursuant to any statute or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, stock exchange, regulatory authority, agency or instrumentality or there is any enactment or change of law or regulation, or interpretation or administration thereof, (unless solely based on the activities or alleged activities of the Agents), which in the reasonable opinion of the Agents, could operate to prevent or restrict the trading of the Subordinate Voting Shares or which seriously adversely affects, or will, or could seriously adversely affect the market price or value of the Subordinate Voting Shares; (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission, the BCSC or any other applicable Canadian Qualifying Authorities, or Cboe (other than temporary trading halts), (v) if trading generally on Cboe has been suspended or materially limited, or minimum or maximum prices for trading on such exchanges have been fixed on a generally applicable basis, or maximum ranges for prices for trading on such exchanges have been required on a generally applicable basis, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority having jurisdiction over any of such exchanges, (vi) a material general disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United States or Canada, or (vii) if a general banking moratorium has been declared by either U.S. federal, Canadian or New York authorities.

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(b)	Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 2, 7, 8, 9, 13, 14, 15, 16 and 21 shall survive such termination and remain in full force and effect.

(c)	Rights in Addition. The right of the Agents to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

11.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Agents shall be directed to the Representatives at:

Clear Street LLC

4 World Trade Center

150 Greenwich St., Floor 45

New York, NY 10007

U.S.A.

Attention: Wesley Heffernan

Email: wheffernan@clearstreet.io

and

A.G.P. Canada Investments ULC

5063 North Service Road, Suite 100

Burlington, Ontario L7L 5H6

Canada

Attention: Ann McIntosh, CEO, UDP & CCO

Email: amcintosh@alliancegcanada.ca

and

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, NY 10022

U.S.A.

Attention: Thomas Higgins, Managing Director

Email: thiggins@allianceg.com

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with copies to

Troutman Pepper Locke LLP

125 High Street, 19th Floor

Boston, MA 02110

U.S.A.

Attention: Thomas M. Rose

Email: Thomas.rose@troutman.com

and

TingleMerrett LLP
1250, 639 – 5 Avenue SW
Calgary, Alberta T2P 0M9
Canada
Attention:	Scott Reeves
E-mail:	sreeves@tinglemerrett.com

Notices to the Company shall be directed to it at:

VERSES AI Inc.
205 - 810 Quayside Drive, New
Westminster, British Columbia, V3M 6B9
Canada
Attention:	Gabriel René, Co-Founder and Chief Executive Officer
E-mail:	gabe@verses.ai

with a copy of any such notice to:

Sheppard Mullin Richter and Hampton LLP

1901 Avenue of the Stars, Suite 1600

Los Angeles, CA 90067-6017

U.S.A.

Attention: Andrew J. Bond

Email: ABond@sheppardmullin.com

and

DuMoulin Black LLP
1111 West Hastings Street, 15th Floor
Vancouver, BC V6E 2J3
Attention:	Justin Kates
E-mail:	jkates@dumoulinblack.com

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12.	No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related commissions or fees, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other hand, (ii) in connection with the offering of the Offered Securities and the process leading thereto, each Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Offered Securities except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

13.	Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Agent shall be deemed to be a successor by reason merely of such purchase.

14.	Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.	Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

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16.	Consent to Jurisdiction; Waiver of Immunity.

(a)	Consent to Jurisdiction. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Verses, Inc. (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities, that may be instituted in any federal or state court in the City and County of New York, Borough of Manhattan, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as required by the Securities Act.

(b)	Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

17.	Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

18.	Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

20.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

21.	Entire Agreement. This Agreement supersedes all prior agreements and understanding (whether written or oral) between the Company and the Agents, or any of them, with respect to the subject matter hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

VERSES AI INC.

By:	/s/ Gabriel Rene
Name:	Gabriel Rene
Title:	Co-Founder and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

CLEAR STREET LLC

By:	/s/ Ryan Gerety
Name:	Ryan Gerety
Title:	Managing Director

A.G.P. CANADA INVESTMENTS ULC

By:	/s/ Ann McIntosh
Name:	Ann McIntosh
Title:	CEO, UDP, & CCO

A.G.P./ ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

Each for itself and as Representatives of the Several Agents

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SCHEDULE A

[INTENTIONALLY DELETED]

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SCHEDULE B
Pricing Terms

1.	The Company is selling 2,750,000 Units, with each Unit consisting of (i) one Unit Share and (ii) one half of one Warrant.

2.	The public offering price per Initial Unit shall be CDN$4.00.

3.	The exercise price of the Warrants shall be CDN$5.00.

4.	The Company has agreed to pay TriView Capital Ltd. a financial advisory fee.

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SCHEDULE C

List of Persons and Entities Subject to Lock-up

1.	Gabriel René

2.	James Christodoulou

3.	James Hendrickson

4.	Hari Thiruvengada

5.	Dan Mapes

6.	Kevin Wilson

7.	Jon De Vos

8.	G. Scott Paterson

9.	Michael Blum

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EXHIBIT A

FORM OF LOCK-UP AGREEMENT

44

EXHIBIT B

FORM OF CERTIFICATE OF CHIEF ACCOUNTING OFFICER

April [●], 2025

The undersigned, [●], Chief Accounting Officer of VERSES AI Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), solely in his capacity as Chief Accounting Officer of the Company and not in any individual capacity, does herby certify pursuant to Section 6(i) of the agency agreement (the “Agency Agreement”) dated as of April [●], 2025, by and among the Company, and Clear Street LLC, A.G.P. Canada Investments ULC and A.G.P./Alliance Global Partners, and any other agents named therein, as follows:

1.	I am the duly qualified and acting Chief Accounting Officer of the Company and in such capacity, I am familiar with the Company’s accounting records and internal controls over financial reporting;

2.	I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have reviewed certain information included in the Registration Statement, the General Disclosure Package and the Final Prospectuses, which information is circled on the pages attached hereto as Annex A (the “Financial Information”).

3.	I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have supervised the compilation of and reviewed the Financial Information; and

4.	The Financial Information (a) was prepared in good faith by the Company, (b) has been derived from internal accounting records of the Company and (c) fairly presents in all material respects the matters which it purports to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Company’s accounting staff, that would cause me to believe that (a) the Financial Information is inaccurate or misleading in any material respect or (b) that the actual consolidated results of operations of the Company will differ from that presented in the Financial Information in any material respect.

Unless otherwise defined herein, terms defined in the Agency Agreement and used herein shall have the meanings given to them in the Agency Agreement.

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Very truly yours,

By:
Name:	[●]
Title:	Chief Accounting Officer]

46